UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 22, 2021

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

March 2021 Streeterville Note Purchase

On March 22, 2021, Monaker Group, Inc. (the “Company”, “we” or “us”), entered into a Note Purchase Agreement dated March 23, 2021 (the “March 2021 Note Purchase Agreement”) with Streeterville Capital, LLC, an accredited investor (“Streeterville”), pursuant to which the Company sold Streeterville a Secured Promissory Note in the original principal amount of $9,370,000 (the “March 2021 Streeterville Note”). Streeterville paid consideration of (a) $7,000,000 in cash; and (b) issued the Company a promissory note in the amount of $1,500,000 (the “March 2021 Investor Note”), in consideration for the March 2021 Streeterville Note, which included an original issue discount of $850,000 (the “OID”) and reimbursement of Streeterville’s transaction expenses of $20,000. A total of $700,000 of the OID is fully earned and the remaining $150,000 is not fully earned until the March 2021 Investor Note is fully-funded by Streeterville.

The Company previously sold Streeterville a Secured Promissory Note in the amount of $5,520,000, and entered into certain similar agreements with Streeterville as disclosed herein, on November 23, 2020, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 27, 2020.

The March 2021 Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on March 23, 2022). From time to time, beginning six months after issuance, Streeterville may redeem a portion of the March 2021 Streeterville Note, not to exceed an amount of $1.750 million per month if the March 2021 Investor Note has not been funded by Streeterville, and $2.125 million in the event the March 2021 Investor Note has been funded in full. In the event we don’t pay the amount of any requested redemption within three trading days, an amount equal to 25% of such redemption amount is added to the outstanding balance of the March 2021 Streeterville Note. Under certain circumstances, the Company may defer the redemption payments up to three times, for 30 days each, provided that upon each such deferral the outstanding balance of the March 2021 Streeterville Note is increased by 2%. Subject to the terms and conditions set forth in the March 2021 Streeterville Note, the Company may prepay all or any portion of the outstanding balance of the March 2021 Streeterville Note at any time subject to a prepayment penalty equal to 10% of the amount of the outstanding balance to be prepaid. For so long as the March 2021 Streeterville Note remains outstanding, the Company has agreed to pay to Streeterville 20% of the gross proceeds that the Company receives from the sale of any of its common stock or preferred stock, which payments will be applied towards and will reduce the outstanding balance of the March 2021 Streeterville Note, which percentage increases to 30% upon the occurrence of, and continuance of, an event of default under the March 2021 Streeterville Note (each an “Equity Payment”). Each time that we fail to pay an Equity Payment, the outstanding balance of the March 2021 Streeterville Note automatically increases by 10%. Additionally, in the event we fail to timely pay any such Equity Payment, Streeterville may seek an injunction which would prevent us from issuing common or preferred stock until or unless we pay such Equity Payment.

The March 2021 Streeterville Note provides that if any of the following events have not occurred on or before June 30, 2021, the then outstanding balance of the note (including accrued and unpaid interest) increases by an amount equal to 25% of the then-current outstanding balance thereof: (a) HotPlay Enterprise Limited (“HotPlay”) must have become a wholly-owned subsidiary of the Company; (b) during the period beginning on July 21, 2020, and ending on the date that certain Share Exchange Agreement entered into with HotPlay and the HotPlay stockholders dated July 23, 2020, as amended from time to time (the “HotPlay Share Exchange Agreement” and the transactions contemplated therein, the “HotPlay Share Exchange”) is consummated, HotPlay must have raised at least $15,000,000 in cash or debt through equity investments; (c) upon consummation of the HotPlay Share Exchange, all outstanding debt owed by the Company to HotPlay must have either been forgiven by HotPlay or converted into the Company’s common stock; and (d) HotPlay must have become a co-borrower on the March 2021 Streeterville Note.

We also agreed to terminate all outstanding UCC financing statements, other than those filed by Streeterville or its affiliates and other than financing statements securing no more than $100,000 in debt, by April 15, 2021, and that in the event we fail to comply with such requirement, the amount of the March 2021 Streeterville Note will automatically increase by 5%.

The March 2021 Note Purchase Agreement requires that we complete the purchase of the Reinhart Interactive TV AG equity interests (the “Reinhart Interest”) as disclosed under “Item 5. Other Information” in our Quarterly Report on Form 10-Q for the quarter ended November 30, 2020, as filed with the Securities and Exchange Commission on January 19, 2021, within ten days of the date of the sale of the March 2021 Streeterville Note, and that the Company pledge the Reinhart Interest to Streeterville pursuant to a pledge agreement thereafter. The Company anticipates acquiring the Reinhart Interest sometime next week.

Pursuant to the March 2021 Streeterville Note, we provided Streeterville a right of first refusal to purchase any promissory note, debenture, or other debt instruments which we propose to sell, other than sales to officers or directors of the Company and/or sales to the government. Each time, if ever, that we provide Streeterville such right, and Streeterville does not exercise such right to provide such funding, the outstanding balance of the March 2021 Streeterville Note increases by 3%, unless the proceeds from such sale(s) are used to repay the March 2021 Streeterville Note in full. Each time, if ever, that we fail to comply with the terms of the right of first refusal, the outstanding balance of the March 2021 Streeterville Note increases by 10%. The March 2021 Streeterville Note includes offset rights against the March 2021 Investor Note.

Additionally, upon each major default described in the March 2021 Streeterville Note (i.e., the failure to pay amounts under the March 2021 Streeterville Note when due or to observe any covenant under the March 2021 Note Purchase Agreement (other than the requirement to make Equity Payments)) the outstanding balance of the March 2021 Streeterville Note may be increased, at Streeterville’s option, by 15%, and for each other default, the outstanding balance of the March 2021 Streeterville Note may be increased, at Streeterville’s option, by 5%, provided such increase can only occur three times each as to major defaults and minor defaults, and that such aggregate increase cannot exceed 30% of the balance of the March 2021 Streeterville Note immediately prior to the first event of default.

In connection with the March 2021 Note Purchase Agreement and the March 2021 Streeterville Note, the Company entered into a Security Agreement with Streeterville (the “Security Agreement”), pursuant to which the obligations of the Company are secured by substantially all of the assets of the Company.

The March 2021 Note Purchase Agreement and the March 2021 Streeterville Note contain customary events of default, including if we undertake a fundamental transaction (including consolidations, mergers, and certain changes in control of the Company), without Streeterville’s prior written consent. As described in the March 2021 Streeterville Note; upon the occurrence of certain events of default (mainly our entry into bankruptcy), the outstanding balance of the March 2021 Streeterville Note will become automatically due and payable; and upon the occurrence of other events of default, Streeterville may declare the outstanding balance of the March 2021 Streeterville Note immediately due and payable at such time or at any time thereafter. After the occurrence of an event of default (and upon written notice from Streeterville), interest on the March 2021 Streeterville Note will accrue at a rate of 22% per annum, or such lesser rate as permitted under applicable law. The March 2021 Note Purchase Agreement prohibits Streeterville from shorting our stock through the period that Streeterville holds the March 2021 Streeterville Note.

The Purchase Agreement also provides for indemnification of Streeterville and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties, or covenants under the March 2021 Note Purchase Agreement.

The March 2021 Investor Note, in the principal amount of $1,500,000, evidences amounts payable by Streeterville to the Company as partial consideration for the acquisition of the March 2021 Streeterville Note. The March 2021 Investor Note accrues interest at the rate of 10% per annum, payable in full on March 23, 2022, subject to a 30-day extension exercisable at the option of Streeterville, and may be prepaid at any time. Streeterville may, in its sole discretion, designate collateral as security for its obligations under the March 2021 Investor Note, provided that currently there is no collateral evidencing the repayment of such note. In the event (i) of the occurrence of any event of default under the March 2021 Streeterville Note, (ii) of a breach of any material term, condition, representation, warranty, covenant or obligation of the Company under any agreement entered into with Streeterville along with the March 2021 Note Purchase Agreement, or (iii) if the Company sells, transfers, assigns, pledges or hypothecates the March 2021 Investor Note, or attempts to do any of the foregoing, Streeterville is entitled to deduct and offset any amount owing by the Company under the March 2021 Streeterville Note from any amount owed by Streeterville under the March 2021 Investor Note (provided that such amount is automatically offset if Streeterville has not exercised its offset right within 30 days prior to the maturity date of the March 2021 Investor Note). The March 2021 Investor Note includes customary events of default, subject to cure rights where applicable.

The Company used Ascendiant Capital Markets, LLC to serve as placement agent for the transaction between the Company and Streeterville in exchange for a commission equal to 7% of the gross cash proceeds received from the sale of the March 2021 Streeterville Note ($595,000).

The Company intends to use the net proceeds from the sale of the March 2021 Streeterville Note to acquire the Reinhart Interest, as discussed above.

Also, on March 23, 2021, the Company and Streeterville entered into a Forbearance Letter (the “Forbearance Letter”), whereby Streeterville waived breaches of agreements and defaults which occurred under the terms of that certain $5.52 million Secured Promissory Note (the “November 2020 Streeterville Note”) and related agreements dated November 23, 2020, between the Company and Streeterville, relating to the Company’s failure to timely terminate prior UCC filings. In the event we fail to terminate all outstanding UCC financing statements by April 15, 2021, the outstanding balance of the November 2020 Streeterville Note will automatically increase by 5%; provided, however, that such failure will not be considered an event of default under such note.

The description of the March 2021 Note Purchase Agreement, the March 2021 Streeterville Note, the March 2021 Investor Note, the Security Agreement, and the Forbearance Letter, is qualified in its entirety by the full text of the March 2021 Note Purchase Agreement, the March 2021 Streeterville Note, the March 2021 Investor Note, the Security Agreement, and the Forbearance Letter, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and which are incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, under the heading “March 2021 Streeterville Note Purchase” (including, but not limited to the description of the March 2021 Streeterville Note, and the effect of the Forbearance Letter on the March 2021 Streeterville Note), each to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K, under the heading “2021 Streeterville Note Purchase” (including the description of the March 2021 Note Purchase Agreement, March 2021 Streeterville Note, and March 2021 Investor Note), to the extent required by this Item 3.03, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*#	Note Purchase Agreement dated March 23, 2021, by and between Monaker Group, Inc. and Streeterville Capital, LLC
10.2*#	$9,370,000 Secured Promissory Note dated March 23, 2021, evidencing amounts owed by Monaker Group, Inc. to Streeterville Capital, LLC
10.3*	$1,500,000 Investor Note dated March 23, 2021, evidencing amounts owed by Streeterville Capital, LLC to Monaker Group, Inc.
10.4*	Security Agreement dated March 23, 2021, by Monaker Group, Inc. in favor of Streeterville Capital, LLC
10.5*	March 23, 2021 Forbearance Letter between Monaker Group, Inc. and Streeterville Capital, LLC

* Filed herewith.

# Certain schedules, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Monaker Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: March 26, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer